UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 10, 2008, SouthPeak Interactive Corporation (the “Company”) acquired Gone Off Deep, LLC, doing business as Gamecock Media Group (“Gamecock”), pursuant to a definitive purchase agreement (the “Agreement”) with Vid Agon, LLC (the “Seller”) and Vid Sub, LLC (the “Member”). The Member is a wholly-owned subsidiary of the Seller and owner of approximately 96% of Gamecock’s outstanding membership interests which consist of 100% of the Company's outstanding preferred interests.  Pursuant to the terms of the Agreement, the Company acquired all of the outstanding membership interests of the Member in exchange for aggregate consideration of 7% of the revenue from sales of certain videogames of Gamecock, net of certain distribution fees and advances, and a warrant to purchase 700,000 shares of the Company’s common stock.  The acquisition is accounted for under the purchase method of accounting.

The unaudited pro forma condensed combined balance sheet as of September 30, 2008 gives effect to the Gamecock acquisition as if had occurred on that date. The unaudited pro forma condensed combined statements of operations for the year ended June 30, 2008 and September 30, 2008 and for the three months ended September 30, 2008 give effect to the Gamecock acquisition as if it had occurred on July 1, 2008 and as if the Gamecock year ended September 30, 2008 coincided with the fiscal year ended June 30, 2008 of the Company. The unaudited pro forma financial information is based upon currently available information and assumptions and estimates which we believe are reasonable. These assumptions and estimates, however, are subject to change. In our opinion, all adjustments have been made that are necessary to fairly present the pro forma information. The unaudited pro forma financial information is presented for informational purposes only and is not indicative of either future results of operations or results that might have been achieved if the transactions had been consummated as of July 1, 2008. The pro forma financial information should be read in connection with the financial statements of Gamecock included as Exhibit 99.1 in this Current Report on Form 8-K/A, our consolidated financial statements included in our annual report filed on Form 10-K for the year ended June 30, 2008 and quarterly report on Form 10-Q for the quarter ended September 30, 2008 and the accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2008

	SouthPeak	Gone Off	Pro Forma		Pro Forma
	Interactive	Deep	Adjustments	Note	Combined
Assets

Current assets:
Cash and cash equivalents	1,237,438	394,853			1,632,291
Accounts receivable, net of allowances	9,055,027	505,297			9,560,324
Inventories	4,389,342	158,599			4,547,941
Current portion of advances on royalties	5,963,792	2,820,000			8,783,792
Prepaid expenses and other current assets	4,947,531	86,696			5,034,227

Total current assets	25,593,130	3,965,445			29,558,575

Goodwill	-	-	5,878,831	(1)	5,878,831
Advances on royalties, net of current portion	-	590,000	1,930,000	(2)	2,520,000
Property and equipment, net	1,818,822	210,750			2,029,572
Other assets	557,948	22,681			580,629

Total assets	27,969,900	4,788,876			40,567,607

Liabilities and Stockholders’ Equity (Deficiency)

Current liabilities:
Line of credit	2,687,628	-			2,687,628
Due to customers	-	634,402			634,402
Accounts payable	12,288,444	7,302,740	(2,500,000)	(3)	17,091,184
Customer advances, current portion	-	12,575,004	(9,363,904)	(4)	3,211,100
Accrued royalties	-	672,977			672,977
Accrued expenses – related party	-	206,661	(206,661)	(5)	-
Accrued expenses and other current liabilities	1,200,579	1,243,319			2,443,898

Total current liabilities	16,176,651	22,635,103			26,741,189

Customer advances, net of current portion	-	250,005			250,005
Other long term liabilities	1,031,477	-			1,031,477

Total liabilities	17,208,128	22,885,108			28,022,671

Redeemable Preferred Interest	-	32,350,046	(32,350,046)	(6)	-

Stockholders’ equity (deficiency):
Preferred stock	1,456	-			1,456
Common stock	3,592	-			3,592
Additional paid in capital (includes warrants)	23,493,029	-	1,783,164	(7)	25,276,193
Retained earnings	(12,490,902)	(50,563,342)	50,563,342	(6)	(12,490,902)
Other comprehensive income (loss)	(245,403)	117,064	(117,064)	(6)	(245,403)

Total stockholders’ equity (deficiency)	10,761,772	(50,446,278)			12,544,936
Total liabilities and stockholders’ equity (deficiency)	27,969,900	4,788,876			40,567,607

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended June 30, 2008 and September 30, 2008

	For the Year ended June 30, 2008 SouthPeak	For the Year ended September 30, 2008 Gone Off	Pro Forma		Pro Forma
	Interactive	Deep	Adjustments	Note	Combined
Net revenues	40,153,094	3,681,849			43,834,943

Cost of goods sold:
Product costs	22,280,392	4,705,194			26,985,586
Royalties	4,924,967	4,341,595			9,266,562

Total cost of goods sold	27,205,359	9,046,789			36,252,148

Gross profit (loss)	12,947,735	(5,364,940)			7,582,795

Operating expenses:
Warehousing and distribution	468,008	-			468,008
Sales and marketing	4,257,290	7,450,732			11,708,022
Transaction costs	1,579,946	-			1,579,946
General and administrative	3,827,621	3,309,790			7,137,411
Impairment of prepaid royalties and guarantees	-	28,945,221			28,945,221

Total operating expenses	10,132,865	39,705,743			49,838,608

Income (loss) from operations	2,814,870	(45,070,683)			(42,255,813)

Interest expense	1,191,014	-			1,191,014

Net income (loss) before income taxes	1,623,856	(45,070,683)			(43,446,827)
Income tax expense	70,298	-			70,298

Net income (loss)	1,553,558	(45,070,683)			(43,517,125)

Deemed Dividend	8,405,383	-			8,405,383

Net income (loss) attributable to shareholders	(6,851,825)	(45,070,683)			(51,922,508)

Shares used in calculation:
Basic	35,125,697				35,125,697
Diluted	36,842,506				36,842,506

Net income (loss) per share
Basic	(0.20)				(1.48)
Diluted	(0.20)				(1.48)

Unaudited Pro Forma Condensed Combined Statement of Operations
For Three Months Ended September 30, 2008

	SouthPeak	Gone Off	Pro Forma		Pro Forma
	Interactive	Deep	Adjustments	Note	Combined
Net revenues	8,391,611	642,119			9,033,730

Cost of goods sold:
Product costs	5,425,553	669,175			6,094,728
Royalties	808,921	765,849			1,574,770
Intellectual property licenses	43,980	-			43,980

Total cost of goods sold	6,278,454	1,435,024			7,713,478

Gross profit	2,113,157	(792,905)			1,320,252

Operating expenses:
Warehousing and distribution	207,583	-			207,583
Sales and marketing	1,898,455	3,612,904			5,511,359
Transaction costs	18,380	-			18,380
General and administrative	1,481,614	760,752			2,242,366
Impairment of prepaid royalties and guarantees	-	28,945,221			28,945,221

Total operating expenses	3,606,032	33,318,877			36,924,909

Income from operations	(1,492,875)	(34,111,782)			(35,604,657)

Interest expense	58,879	-			58,879

Net income (loss) before income taxes	(1,551,754)	(34,111,782)			(35,663,536)
Income tax expense	-	-			-

Net income (loss)	(1,551,754)	(34,111,782)			(35,663,536)

Deemed Dividend	1,142,439	-			1,142,439

Net income (loss) attributable to shareholders	(2,694,193)	(34,111,782)			(36,805,975)

Shares used in calculation:
Basic	35,920,100				35,920,100
Diluted	53,568,724				53,568,724

Net income (loss) per share
Basic	(0.08)				(1.02)
Diluted	(0.08)				(1.02)

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements and notes give effect to the combination of the Company and Gamecock. The acquisition was accounted for as a purchase business combination.

The unaudited pro forma condensed combined balance sheet gives effect to the acquisition as if had occurred on September 30, 2008. The unaudited pro forma condensed combined statements of operations for the three months ended September 30, 2008 and for the year ended June 30, 2008 are presented as if the Gamecock acquisition had occurred on July 1, 2008 and as if the Gamecock year ended September 30, 2008 coincided with the fiscal year ended June 30, 2008 of the Company.

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company and Gamecock after giving effect to the acquisition, as well as the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of the Company that would have been reported had the acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of the Company. This information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements, the consolidated financial statements and accompanying notes included in our annual report filed on Form 10-K for the year ended June 30, 2008, our quarterly report on Form 10-Q for the quarter ended September 30, 2008, and the financial statements of Gamecock included as Exhibit 99.1 in this Current Report on Form 8-K/A.

2. Purchase Price Allocation

The purchase consideration consisted of the following:

Value of 700,000 warrants to purchase common stock with an exercise price of $1.50 per share based on the closing date of the transaction, October 10, 2008	$1,033,164
Liabilities assumed	10,814,543
Transaction costs	750,000

Total purchase consideration	$12,597,707

The purchase price is allocated based on management's preliminary estimate of the fair values of assets acquired and liabilities assumed as of September 30, 2008. Certain elements of the purchase price allocation are considered preliminary, particularly as it relates to the final valuation of certain identifiable intangible assets and in-process video game development and there could be significant adjustments when the valuation is finalized.

The acquisition was recorded on a preliminary basis under the purchase method and total consideration was allocated to the fair value of assets and liabilities acquired as follows:

Purchase price	12,597,707
Less:
Cash and cash equivalents	394,853
Accounts receivable	505,297
Inventories	158,599
Advances on royalties	5,340,000
Prepaid expenses and other current assets	86,696
Property and equipment	210,650
Other assets	22,681

Goodwill	5,878,831

3. Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined financial statements:

(1)	Adjustment to reflect residual calculation of goodwill, which includes managements estimate of $750,000 in transaction costs
(2)	Adjustment to reflect estimated fair value of game titles
(3)	Adjustment to management’s fair value estimate of accounts payable
(4)
Customer advances are considered deferred revenue obligations under purchase accounting. Adjustment reflects the fair value of satisfying the remaining deferred revenue obligations associated with these advances.

(5)	Adjustment to remove accrued expenses due to seller
(6)	Adjustment to remove Gone off Deep’s equity under purchase accounting
(7)	Adjustment to include the value of equity (warrant) consideration given to seller of $1,033,164 and transaction costs of $750,000 per management’s estimates